Exhibit 25(a)

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549
                           ____________________
                                 FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
        1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
        TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________


                           BANKERS TRUST COMPANY
            (Exact name of trustee as specified in its charter)

NEW YORK                                     13-4941247
(Jurisdiction of Incorporation or          (I.R.S. Employer
organization if not a U.S. national bank)   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                           10006
(Address of principal                       (Zip Code)
executive offices)

                                  Bankers Trust Company
                                  Legal Department
                                  130 Liberty Street, 31st Floor
                                  New York, New York  10006
                                  (212) 250-2201
        (Name, address and telephone number of agent for service)


                      Louisiana Power & Light Company
            (Exact name of obligor as specified in its charter)

             LOUISIANA                               72-0245590
        (State or other jurisdiction of           (I.R.S. employer
        Incorporation or organization)            Identification no.)

        639 Loyola Avenue
        New Orleans, Louisiana                         70113
        (Address of principal executive offices)    (Zip Code)


                Waterford 3 Secured Lease Obligation Bonds
                    (Title of the indenture securities)

Item 1.   General Information.
          Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

          Name                               Address

          Federal Reserve Bank (2nd District)       New York, NY
          Federal Deposit Insurance Corporation     Washington, D.C.
          New York State Banking Department         Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item 3.-15.    Not Applicable

Item  16. List of Exhibits.

     Exhibit 1 -    Restated Organization Certificate of
                    Bankers Trust Company dated August 7, 1990 and
                    Certificate of Amendment of the Organization
                    Certificate of Bankers Trust Company dated March  28,
                    1994 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-
                    79862.

     Exhibit 2 -    Certificate of Authority to commence
                    business - Incorporated herein by reference to Exhibit
                    2 filed with Form T-1 Statement, Registration No. 33-
                    21047.


     Exhibit 3 -    Authorization of the Trustee to exercise
                    corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement,
                    Registration No. 33-21047.

     Exhibit 4 -    Existing By-Laws of Bankers Trust
                    Company, dated as amended on September 21, 1993. -
                    Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-52359.

     Exhibit 5 -    Not applicable.

     Exhibit 6 -    Consent of Bankers Trust Company
                    required by Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                    Statement, Registration No. 22-18864.

     Exhibit 7 -    A copy of the latest report of condition
                    of Bankers Trust Company dated as of September 30,
                    1995.

     Exhibit 8 -    Not Applicable.

     Exhibit 9 -    Not Applicable.


                                SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of February, 1996.


                          BANKERS TRUST COMPANY


                          By:_______________________________
                             Scott Thiel
                             Assistant Vice President


                                SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of February, 1996.

                          BANKERS TRUST COMPANY


                          By:           Scott Thiel
                             Scott Thiel
                             Assistant Vice President

Legal Title of Bank:     Bankers Trust Company         Call Date:   9/30/95
ST-BK:    36-4840        FFIEC 031
Address:       130 Liberty Street            Vendor ID: D        CERT: 00623
Page RC-1
City, State    ZIP: New York, NY  10006              11
FDIC Certificate No.:      0   0   6   2   3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks September 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
                           Dollar Amounts in Thousands   RCFD   Bil Mil Thou
ASSETS
 1.  Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and
        coin(1)                                            0081  1,690,000 1.a.
     b. Interest-bearing balances(2)                       0071  1,531,000 1.b.
 2.  Securities:
     a. Held-to-maturity securities (from Schedule
        RC-B, column A)                                    1754          0 2.a.
     b. Available-for-sale securities (from Schedule
        RC-B, column D)                                    1773  4,104,000 2.b.
 3.  Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and of its Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal funds sold                                 0276  3,475,000 3.a.
     b.   Securities purchased under agreements to resell  0277    792,000 3.b.
 4.  Loans and lease financing receivables:
     a. Loans and leases, net of unearned income
        (from Schedule RC-C)      RCFD 2122    21,152,000                  4.a.
     b. LESS:   Allowance for loan and lease
        losses                    RCFD 3123       981,000                  4.b.
     c. LESS:   Allocated transfer risk
        reserve                   RCFD 3128             0                  4.c.
     d. Loans and leases, net of unearned
        income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)
                                                           2125 20,171,000 4.d.
 5.  Trading assets (from Schedule RC-D)                   3545 37,469,000 5.
 6.  Premises and fixed assets (including capitalized
     leases)                                               2145    839,000 6.
 7.  Other real estate owned (from Schedule RC-M)          2150    257,000 7.
 8.  Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)             2130    243,000 8.
 9.  Customers' liability to this bank on acceptances
     outstanding                                           2155    461,000 9.
10.  Intangible assets (from Schedule RC-M)                2143     10,000 10.
11.  Other assets (from Schedule RC-F)                     2160 10,351,000 11.
12.  Total assets (sum of items 1 through 11)              2170 81,393,000 12.



__________________________
(1)       Includes cash items in process of collection and unposted debits.
(2)       Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     Bankers Trust Company              Call Date: 9/30/95
ST-BK:    36-4840        FFIEC  031
Address:  130 Liberty Street                 Vendor ID: D   CERT:  00623
Page  RC-2
City, State Zip:    New York, NY  10006                  12
FDIC Certificate No.:      0   0   6   2   3

Schedule RC--Continued
                              Dollar Amounts in Thousands    Bil Mil Thou
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E,
       part I)                                   RCON 2200   7,445,000 13.a.
        (1) Noninterest-bearing
             (1)             RCON 6631 3,025,000                       13.a.(1)
        (2) Interest-bearing RCON 6636 4,420,000                       13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E part II)                             RCFN 2200  20,135,000 13.b.
        (1) Noninterest-bearing RCFN 6631    533,000                   13.b.(1)
        (2) Interest-bearing    RCFN 6636 19,602,000                   13.b.(2)
14. Federal funds purchased and securities
    sold under agreements to repurchase in
    domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased                   RCFD 0278   4,021,000 14.a.
    b. Securities sold under agreements to
       repurchase                                RCFD 0279   1,472,000 14.b.
15. a. Demand notes issued to the U.S. Treasury  RCON 2840           0 15.a.
    b. Trading liabilities                       RCFD 3548  20,282,000 15.b.
16. Other borrowed money:
    a. With original maturity of one year
       or less                                   RCFD 2332  10,242,000 16.a.
    b. With original maturity of more than
       one year                                  RCFD 2333   3,196,000 16.b.
17. Mortgage indebtedness and obligations
    under capitalized leases                     RCFD 2910      35,000 17.
18. Bank's liability on acceptances executed
    and outstanding                              RCFD 2920     461,000 18.
19. Subordinated notes and debentures            RCFD 3200   1,226,000 19.
20. Other liabilities (from Schedule RC-G)       RCFD 2930   8,663,000 20.
21. Total liabilities (sum of items 13
    through 20)                                  RCFD 2948  77,178,000 21.
22. Limited-life preferred stock and
    related surplus                              RCFD 3282           0 22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplusRCFD 3838     400,000 23.
24. Common stock                                 RCFD 3230     852,000 24.
25. Surplus (exclude all surplus related to
    preferred stock)                             RCFD 3839     528,000 25.
26. a. Undivided profits and capital reserves    RCFD 3632   2,794,000 26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities          RCFD 8434       6,000 26.b.
27. Cumulative foreign currency translation
    adjustments                                  RCFD 3284    (365,000)27.
28. Total equity capital (sum of items 23
    through 27)                                  RCFD 3210   4,215,000 28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items
    21, 22, and 28)                              RCFD 3300  81,393,000 29.

Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
      auditing work performed for the bank by independent external    Number
      auditors as of any date during 1994     RCFD 6724                N/A M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =  Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.